UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2018

Jerash Holdings (US), Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-218991	81-4701719
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

147 W. 35th Street, Room #1603, New York, NY	10001
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 575-9085

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2018, the board of directors (the “Board”) of Jerash Holdings (US), Inc. (the “Company”) approved grants of stock options pursuant to the Jerash Holdings (US), Inc. 2018 Stock Incentive Plan (the “Plan”) to certain of Jerash’s executive officers, employees and consultants, including Choi Lin Hung, the Company’s Chief Executive Officer, President and Treasurer, and Yang Wei, the Company’s Vice President. Mr. Choi and Ms. Yang each received stock option grants entitling them to purchase 336,038 and 100,000 shares of the Company’s common stock, respectively. The stock options have an exercise price of $7.00 and vest immediately. The stock options will expire on April 9, 2023. Other than these terms, the stock option grants were consistent with the material terms of the Plan and the award agreements used in connection with the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JERASH HOLDINGS (US), INC.

Dated: April 13, 2018	By:	/s/ Choi Lin Hung
Choi Lin Hung
Chief Executive Officer